UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2021
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Direct Offering

On October 11, 2021, Evofem Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company agreed to offer, issue and sell to the Purchaser in a registered direct offering (the “Offering”) an aggregate of 5,000 shares of Series B-1 Convertible Preferred Stock, par value $0.0001 per share ( the “Series B-1 Preferred Stock”) and 5,000 shares of Series B-2 Convertible Preferred Stock, par value $0.0001 per share ( the “Series B-2 Preferred Stock”; collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”) at a purchase price of $1,000.00 per share of Series B Preferred Stock. The aggregate gross proceeds to the Company will be approximately $10.0 million and aggregate net proceeds to the Company will be approximately $9.7 million, after deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for (i) the continuation of commercialization activities related to the Company’s commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel, (ii) the continuation of its pivotal Phase 3 clinical trial ‘EVOGUARD’, evaluating EVO100 (L-lactic acid, citric acid, and potassium bitartrate) vaginal gel for the prevention of chlamydia and gonorrhea in women and related development activities, and (iii) general corporate purposes and other capital expenditures. Shares of Series B-1 Preferred Stock with an aggregate purchase price of $5 million will be sold in an initial closing (the “Initial Closing”), and shares of Series B-2 Preferred Stock with a purchase price of $5 million will be sold in an additional closing to occur on the 10th trading day immediately following the initial closing (the “Additional Closing”). The Company expects the Initial Closing to occur on or about October 12th.

Pursuant to the terms of the Purchase Agreement, while shares of the Series B Preferred Stock remain outstanding, the Company agreed to continue to reserve sufficient shares of common stock for the conversion in full of all shares of Series B Preferred Stock and at least 150% of the number of shares of common stock then issuable upon the conversion of the issued and outstanding shares of Series B Preferred Stock assuming a conversion price of $0.60 per share (in each case without regard to any beneficial ownership or exchange cap limitations). The Company also agreed to hold a special meeting of its stockholders to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to an amount sufficient for the reserve of the greater of (i) the maximum aggregate number of shares of common stock issued or potentially issuable upon the conversion in full of all outstanding shares of Series B Preferred and (ii) 150% of the number of shares of common stock then issuable upon the conversion of the issued and outstanding shares of Series B Preferred Stock assuming a conversion price of $0.60 (in each case without regard to any beneficial ownership or exchange cap limitations).

Pursuant to the terms of the Purchase Agreement, the Company has also agreed to certain restrictions on the issuance and sale of shares of the Company’s securities until the expiration of the 60-day period immediately following the Additional Closing and to certain restrictions on effecting variable rate transactions during the 180-day period following the Additional Closing, in each case subject to certain exceptions.

Also, pursuant to the terms of the Purchase Agreement, the Purchaser has certain rights to participate in subsequent issuances of the Company’s securities during the 180-day period immediately following the Additional Closing, subject to certain exceptions.

The shares of Series B Preferred Stock will be offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-258321), which was originally filed with the Securities and Exchange Commission on July 30, 2021, and was declared effective on August 5, 2021.

Terms of Series B Preferred Stock

In connection with the Purchase Agreement and on October 11, 2021, the Company filed (i) a Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Series B-1 Certificate of Designation”) designating 5,000 shares of Series B-1 Preferred Stock and (ii) a Certificate of Designation of Preferences, Rights and Limitations of the Series B-2 Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Series B-2 Certificate of Designation”; collectively with the Series B-1 Certificate of Designation, the “Certificates of Designation”) designating 5,000 shares of Series B-2 Preferred Stock, and each became effective with the Secretary of State of the State of Delaware upon filing.

Each share of Series B-1 Preferred Stock is convertible (subject to a customary 19.99% exchange cap limitation and a customary 4.99%/9.99% beneficial ownership limitation), at the holder’s option, into shares of the Company’s common stock at a conversion ratio equal to the quotient of (i) $1,000.00 (the “Stated Value”) divided by (ii) a per share conversion price equal to the greater of (a) $0.60 (the “Series B-1 Fixed Conversion Price”) and (b) the Series B-1 Variable Conversion Price. The “Series B-1 Variable Conversion Price” means the price computed as the product of (X) 0.85, multiplied by (Y) the arithmetic average of the 5 closing prices as reported by the Nasdaq Capital Market per share of common stock during the 5 consecutive trading-day period ending on and including the trading day immediately preceding the conversion date. Each share of Series B-2 Preferred Stock is convertible (subject to a customary 19.99% exchange cap limitation and a customary 4.99%/9.99% beneficial ownership limitation), at the holder’s option, into shares of the Company’s common stock at a conversion ratio equal the quotient of (i) the Stated Value divided by (ii) a conversion price equal to the greater of (a) the Series B-2 Fixed Conversion Price and (b) the Series B-2 Variable Conversion Price. The “Series B-2 Fixed Conversion Price” means the price computed as the product of (A) 0.85, multiplied by (B) the closing price as reported by the Nasdaq Capital Market per share of common stock on Additional Closing date (collectively with the Series B-1 Fixed Conversion Price, the “Fixed Conversion Prices”). The “Series B-2 Variable Conversion Price” means the price computed as the product of (X) 0.85, multiplied by (Y) the arithmetic average of the closing prices as reported by the Nasdaq Capital Market per share of common stock during the 5 consecutive trading-day period ending on and including the trading day immediately preceding the conversion date. These conversion ratios are subject to adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Certificates of Designation. During the 180-day period immediately following the initial issuance dates of the Series B-1 Preferred Stock and Series B-2 Preferred Stock, the Fixed Conversion Prices are subject to full ratchet adjustment for certain issuances of the Company’s securities for consideration valued lower than the Fixed Conversion Prices as further described in the Certificates of Designation. Each holder of shares of Series B Preferred Stock is entitled to receive dividends on a pari passu basis, when and if declared, on an as-converted-basis with the holders of shares of the Company’s common stock, and each share of Series B Preferred Stock carries a liquidation preference, on a pari passu basis, equal to the Stated Value for any voluntary or involuntary liquidation or winding up of the Company as well as for certain deemed liquidation events described in the Certificates of Designation.

The holders of the Series B Preferred Stock will not have the right to vote on any matter presented to the holders of the Company’s common stock but, the Company may not take the following actions without the prior consent of the holders of at least a majority of the Series B-1 Preferred Stock or Series B-2 Preferred Stock then outstanding: (i) alter or change adversely the powers, preferences or rights given to the Series B-1 Preferred Stock or Series B-2 Preferred Stock or alter or amend the Certificates of Designation, (ii) amend the Company’s certificate of incorporation in any manner that adversely affects any rights of the holders of the Series B-1 Preferred Stock or Series B-2 Preferred Stock, (iii) increase the number of authorized shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

Commencing on the fourth anniversary of the original date of issuance of the Series B-1 Preferred Stock and unless prohibited by Delaware law, the Company will be required to redeem the issued and outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock within 60 days following the request of the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock at a price per share equal to the Stated Value. If Delaware law then prohibits the Company from completing a redemption of all the then outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock, the Company will be required to ratably redeem the maximum number of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock on a pro rata basis as permitted by Delaware law.

There is no established trading market for the Series B Preferred Stock, and the Company does not intend to list the Series B Preferred Stock on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Series B Preferred Stock may be extremely limited.

The foregoing descriptions of the Purchase Agreement, the Series B Preferred Stock and the Certificates of Designation do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Purchase Agreement, Series B-1 Certificate of Designation, and Series B-2 Certificate of Designation are attached hereto as Exhibits 10.1, 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the disclosures in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference.

Item 8.01.	Other Events.

On October 12, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock
10.1*	Securities Purchase Agreement, dated October 11, 2021
99.1	Press Release, dated October 12, 2021

*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: October 12, 2021	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer